United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:  January 18, 2012

Lannett Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31298	23-0787699
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 State Road, Philadelphia, PA 19136

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (215) 333-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders (“the Annual Meeting”) of Lannett Company, Inc. (the “Company”) held on January 18, 2012, three proposals were voted on by the Company’s stockholders.  The proposals are described in detail in the Company’s definitive proxy statement filed on December 15, 2011 in connection with the Annual Meeting.  A brief description of the proposals and the final results of the votes for each matter are as follows:

1.               The stockholders elected all seven director nominees to serve as members of the Company’s board of directors until the Company’s next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

The number of votes cast for or withheld, for each nominee was as follows:

	Votes For	Votes Withheld
Ronald A. West	19,260,884	196,745
Jeffrey Farber	19,284,065	173,564
Arthur P. Bedrosian	19,270,983	186,646
Kenneth Sinclair	16,701,359	2,756,270
Albert I. Wertheimer	16,945,092	2,512,537
Myron Winkelman	16,055,784	3,401,845
David Drabik	19,282,065	175,564

2.               The stockholders approved, on an advisory basis, the Fiscal 2011 compensation of the Company’s named executive officers.  The stockholder votes were cast as follows:

For	19,267,997
Against	165,406
Abstain	24,226

3.               The stockholders selected the frequency of every three years for holding future advisory votes on the compensation of the Company’s named executive officers.  The stockholder votes were cast as follows:

Every 1 year	4,698,653
Every 2 years	152,093
Every 3 years	14,581,005
Abstain	25,878

The results of the stockholder vote were consistent with the recommendation of the Board that the frequency of the advisory vote on executive compensation be held every three years. Accordingly, the Company will hold an advisory vote on executive compensation every three years until the next required vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lannett Company, Inc.
(Registrant)

By:	/s/ Arthur P. Bedrosian
Arthur P. Bedrosian
President and Chief Executive Officer

Dated: January 24, 2012